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                                                               EXHIBIT (j)(1)(i)


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of Van Kampen High Yield Fund:

We consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information - Independent Auditors" in the Statement of Additional Information and to the inclusion of our report dated May 5, 1999 incorporated by reference in the registration statement.




/s/ KPMG LLP

Chicago, Illinois
July 24, 2001